                                                                    EXHIBIT 4(b)


                         REGISTRATION RIGHTS AGREEMENT


     This AGREEMENT (the "Agreement") is made as of June 17, 1997 by and between BE AEROSPACE, INC., a Delaware corporation ("BEA"), and SKY GAMES INTERNATIONAL LTD., a Bermuda exempted company f/k/a Creator Capital, Inc. (the "Company").

     WHEREAS, the Company has issued to BEA a promissory note dated December 30, 1994 in the original principal amount of $2,500,000 (the "Note") which is convertible at certain times in whole but not in part into shares of common stock, par value US$.01 per share, of the Company (the "Common Stock") at the option of BEA;

     WHEREAS, the parties have agreed as of October 30, 1996 to convert the Note in whole into shares of non-voting convertible redeemable preference shares, par value US$.01 per share, of the Company (the "Class A Preference Shares") which are convertible into shares of Common Stock at the option of BEA;

     WHEREAS, the Company has committed to provide BEA with the rights to register the Common Stock as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements herein contained and for other valuable consideration the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.   Registration Rights.

     1.1. Definitions.

          (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"), and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

          (b) The term "Registrable Securities" means the Common Stock issuable upon conversion of the Class A Preference Shares which are held by BEA or its Affiliates or permitted assigns hereunder; provided, however, that "Registrable Securities" shall not include any shares of such Common Stock previously disposed of in a registration or pursuant to Rule 144 of the SEC (as defined below).

          (c) The term "Holder" means any person owning or having the right to acquire (through conversion of the Class A Preference Shares) Registrable Securities.

          (d) The terms "Form S-3," "Form S-4" and "Form S-8" mean such respective forms under the 1933 Act as in effect on the date hereof, any comparable form under the 1933 Act for use by foreign issuers or any successor forms to any such form under the 1933 Act subsequently adopted by the United States Securities and Exchange Commission ("SEC").


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          (e)  The term "Affiliate" means any Person which Controls a party to this Agreement, which that party Controls or which is under common Control with that party.

          (f) The term "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, contract or otherwise.

          (g) The term "Person" means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization, or the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or other entity, and shall include any successor (by merger or otherwise) of such entity.

     1.2. Request for Registration.

          (a) If at any time the Company shall receive a written request from one or more Holders that the Company effect a registration under the 1933 Act of the Registrable Securities owned by such Holders, the Company shall, subject to the limitations of this Section 1.2, file as soon as practicable and in any event within ninety (90) days of the receipt of such request a registration statement under the 1933 Act covering such Registrable Securities and use its best efforts to have such registration statement become effective.

          (b) If one or more Holders desire to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this
     Section 1.2. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 1.4(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters shall be reasonably acceptable to the Company.

          (c) The Company shall be obligated to effect no more than one (1) registration pursuant to Section 1.2(a).

          (d) The Company shall not be obligated to effect any registration under this Section 1.2 if the Company would be required to supply certified interim financial statements to any underwriter as a condition of such registration.

          (e) The Company shall not be obligated to effect any registration under this Section 1.2 if the proposed aggregate offering price of all Registrable Securities proposed to be sold by the requesting Holder(s) is reasonably expected to be less than two million U.S. dollars (US$2,000,000) unless (i) the Registrable Securities proposed to be sold constitute all Registrable Securities and (ii) if the aggregate offering price of all such Registrable Securities is expected to be at least one million U.S. dollars (US$1,000,000).

          (f) Upon the reasonable request of the Company, the Holders requesting registration under this Section 1.2 will permit such filing to be delayed for a reasonable period of time if the earlier filing of a registration statement would require the Company to disclose sensitive confidential information, the earlier disclosure of which may have a material adverse effect on the Company.

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

     1.3. Company Registration. If at any time, the Company proposes to register any of its Common Stock under the 1933 Act in connection with the public offering of such securities (other than a registration on Form S-8 or a registration on Form S-4 or any other form for a limited purpose which excludes registration of the Registrable Securities), the Company shall give each Holder written notice of such proposed registration. Upon the written request of any Holder within fifteen (15) days after the giving of such notice, the Company shall, subject to the provisions of Section 1.8, use its best efforts, subject to the written advice of the underwriter for such offering, if any, to cause such registration statement (i) to cover such Registrable Securities as the Holders shall specify pursuant to such notice to include in such registration and (ii) to become effective under the 1933 Act. The Company shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any Holder for its failure to do so.

     If at the time of a request under Section 1.2 the Company has publicly announced its intention to register any of its Common Stock, Holders will be required to use the provisions of this Section, and no public sale or distribution (including sales pursuant to Rule 144) of any Registrable Securities shall be made during the seven (7) days immediately prior to such registration and no registration of any Registrable Securities shall be initiated under Section 1.2 until four (4) months after the effective date of such registration, unless the Company is no longer proceeding to effect such registration, whether such registration is for the sale of securities for the Company's account or for the account of others.

     1.4. Obligations of the Company. Whenever required under this Section 1 to use its best efforts the registration of any Registrable Securities, the Company shall:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the written request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) consecutive days; provided that the Company may keep such registration statement effective for a shorter period if all of the Holders have notified the Company in writing that the distribution of their Registrable Securities has been completed.

          (b) Provide that the registration statement or any amendments or supplements thereto, when they become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (c) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (d) Furnish to the Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

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          (e)  Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions (not exceeding ten (10) in the aggregate) as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction and further provided that (anything herein to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of the Registrable Securities be borne by selling shareholders, then such expenses shall be payable by the Holders pro rata to the extent required by such jurisdiction.

          (f) In the event of any underwritten public offering of the Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

          (g) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and promptly file such amendments and supplements which may be required pursuant to subparagraph (b) of this Section 1.4 on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

          (h) Furnish, to the extent practicable, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
     Section 1, if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (i) Apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which the Company's Common Stock is listed or, if the Company's Common Stock is not listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

     1.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 in respect of the Registrable Securities of any selling Holder that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities

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held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     1.6. Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with each registration, filing or qualification pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printing and accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company. Underwriting discounts and commissions, if any, relating to Registrable Securities will be borne and paid ratably by the Holders of such Registrable Securities. In addition, each Holder shall bear its own counsel fees and disbursements.

     1.7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to a registration pursuant to Section 1.3 for each Holder, including, without limitation, all registration, filing and qualification fees, printing and accounting fees and fees and disbursements of counsel for the Company; provided, however, that if any registration expense is attributable solely to one or more Holders and does not constitute a normal cost or expense of registration, such cost or expense shall be allocated to and paid by such Holder or Holders. Underwriting discounts and commissions, if any, relating to Registrable Securities will be borne and paid ratably by the Holders of such Registrable Securities. In addition, each Holder shall bear its own counsel fees and disbursements.

     1.8. Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, likely adversely affect the success of the offering by the Company. If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities which the managing underwriter reasonably believes can be offered without such adverse effect, the quantity of securities which the managing underwriter believes can be offered without such effect shall be allocated first to the Company and thereafter pro rata among the Holders of Registrable Securities before any portion of such amount is allocated to any other shareholders. Any Registrable Securities not included in an offering pursuant to the preceding sentence shall remain entitled to the benefits of Section 1.3 above in the event of any subsequent Company registration.

     1.9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners, agents and employees of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a

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     material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with such registration. The Company will reimburse each such Holder, officer, director, partner, agent, employee, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such losses are incurred. The indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability, or action (i) to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement of material fact made in the registration statement, any preliminary prospectus or the final prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading when made, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder, officer, director, partner, agent, employee, underwriter or controlling person expressly for use in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder to engage in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, each agent and any underwriter for the Company, and any other Holder selling securities in such registration statement or any of its directors, officers, partners, agents or employees or any person who controls such Holder or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, agent, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact made in the registration statement, any preliminary prospectus or the final prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in such registration statement, preliminary prospectus or final prospectus or amendment or supplement thereto; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter or controlling person, other Holder, officer, director, partner, agent, employee, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the liability of any Holder

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     hereunder shall be limited to the amount of proceeds received by such
     Holder in the offering giving rise to the loss, claim, damage, liability or action; and provided, further, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

          (c)  Promptly after receipt by an indemnified party under this Section
     1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if the indemnifying party shall demonstrate that such failure was prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

          (d) If the indemnification provided for in this Section 1.9 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) and (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportions as is appropriate to reflect the relative fault of the Company and each Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and BEA agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred

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     by such indemnified party in connection with investigating or defining any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  The obligations of the Company and the Holders under this Section
     1.9 shall survive the completion of any offering of Registrable Securities in a registration statement whether under this Section 1 or otherwise.

2.   Miscellaneous.

     2.1. Legend. Each certificate representing Registrable Securities shall bear a legend to the following effect:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 17, 1997 BY AND AMONG THE ISSUER AND BE AEROSPACE, INC., A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF THE ISSUER. SUCH AGREEMENT PROVIDES FOR THE REQUIRED DIVESTITURE OR REPURCHASE OF SUCH SHARES UNDER CERTAIN CIRCUMSTANCES.

     2.2. Required Divestiture. BEA acknowledges and understands that the Company and its Affiliates intend to conduct operations and/or enter into contractual arrangements for the conduct of operations that will or may subject the Company to laws and regulations regulating gaming and wagering, and that as a result thereof, the Company may not have as a shareholder any person or entity found to be unsuitable under such laws or regulations. In addition, as a result of provisions in the Company's bye-laws and in contracts currently proposed to be entered into by the Company and its Affiliates with Affiliates of Harrah's Entertainment, Inc. (collectively, "HEI"), the Company is required and HEI has required that any such person or entity be divested of its shareholdings in the Company. Accordingly, in any of such events, the Company may give written notice to BEA requiring BEA to divest itself immediately of all, but not less Registrable Securities. If BEA does not so divest itself of such Registrable Securities required by the notice from the Company HEI or to the time that such failure may have a material adverse effect on the Company, the Company may, but shall not be obligated to, purchase such Registrable Securities at a per share price equal to one hundred twenty percent (120%) (or, if required by a regulatory body having jurisdiction, one hundred percent (100%)) of the average closing per share price for the Company's Common Stock in the United States in the over-the-counter market as reported by NASDAQ or an equivalent generally accepted reporting service or, if such Common Stock is so traded on the NASDAQ National Market system or on any United States national securities exchange, during the twenty (20) trading days preceding the date of the notice from the Company. Upon any such purchase by the Company, the certificates for such Registrable Securities shall be duly endorsed and surrendered to the Company, and shall be accompanied by a certificate from the holder(s) thereof representing and warranting that such person(s) have good and marketable title to such Registrable Securities, free and clear of any and all adverse claims, liens and encumbrances.

     2.3. Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered, mailed first class (air mail in the case of international mail), postage prepaid, telecopied against confirmed receipt, to BEA at:

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

                        BE Aerospace, Inc.
                        1400 Corporate Center Way
                        Wellington, Florida 33414
                        Attn: Edmund J. Moriarity, General Counsel
                        Telecopier: (407) 791-3966

with a copy to:

                        Ropes & Gray
                        One International Place
                        Boston, Massachusetts 02110
                        U.S.A.
                        Attn: Jennifer N. Samsel
                        Telecopier: (617) 951-7050

and to the Company at:

                        Sky Games International Ltd.
                        595 Howe Street, Suite 1115
                        Vancouver, British Columbia V6C 2T5
                        Canada
                        Attn: Malcolm P. Burke
                        Telecopier: (604) 687-8678

with a copy to:

                        Altheimer & Gray
                        10 South Wacker Drive
                        Suite 4000
                        Chicago, Illinois 60606
                        Attn: Andrew W. McCune
                        Telecopier: (312) 715-4800

or such other address as may be furnished in writing to the other parties hereto. All such notices, requests, demands and other communication shall, when mailed (registered or certified air mail, return receipt requested, postage prepaid), personally delivered, telecopied or telegraphed, be effective seven
(7) days after deposit in the mails, when personally delivered, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual confirmed receipt.

     2.4. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings or agreements as to the subject matter of this Agreement, including, without limitation, that Registration Rights Agreement dated as of December 30, 1994 between the parties.

     2.5. Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from persons holding or having the right to acquire an aggregate of at least a majority of the aggregate of the Registrable Securities then outstanding and (ii) shall, in each such case, deliver copies of such consent in writing to any Holders who did not execute the same.

     2.6. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto.

     2.7. General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural, the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the laws of the State of Delaware.

     2.8. Severability. If any provisions of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

     2.9. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

     2.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of Bermuda.

                                   * * * * *

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

                                    BE AEROSPACE, INC.

                                    By:
                                           --------------------------------

                                    Title:
                                           --------------------------------

                                    SKY GAMES INTERNATIONAL LTD.

                                    By:
                                           --------------------------------

                                    Title:
                                           --------------------------------